SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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☐	Preliminary Proxy Statement

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12
UNITED BANKSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
PROPOSAL 1: ELECTION OF DIRECTORS
DIRECTORS WHOSE TERMS EXPIRE IN 2006 AND NOMINEES FOR DIRECTORS
DIRECTORS WHOSE TERMS EXPIRE IN 2006 AND NOMINEES FOR DIRECTORS
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
GOVERNANCE OF THE COMPANY
EXECUTIVE COMPENSATION
PROPOSAL 2: APPROVAL OF THE 2006 STOCK OPTION PLAN
PROPOSAL 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATIONS OF DIRECTORS, AND OTHER BUSINESS OF SHAREHOLDERS
FORM 10-K

UNITED BANKSHARES, INC.
P. O. BOX 1508
UNITED SQUARE
FIFTH AND AVERY STREETS
PARKERSBURG, WEST VIRGINIA 26101
NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS
TO THE SHAREHOLDERS
     NOTICE IS HEREBY GIVEN that, pursuant to the call of its Board of Directors, the 2006 Annual Meeting of Shareholders of UNITED BANKSHARES, INC. (“United”) will be held at The Blennerhassett Hotel, 320 Market Street, Parkersburg, West Virginia on Monday, May 15, 2006, at 4:00 p.m., local time, for the purpose of considering and voting upon the following matters:
     1. To elect fifteen (15) persons to serve as directors of United. The nominees selected by the current Board of Directors are listed in the accompanying Proxy Statement for this Annual Meeting.
     2. To approve the United Bankshares, Inc. 2006 Stock Option Plan.
     3. To ratify the selection of Ernst & Young LLP to act as the independent registered public accounting firm for 2006.
     4. To act upon any other business which may properly come before this Annual Meeting or any adjournment or adjournments thereof. The Board of Directors at present knows of no other business to come before this Annual Meeting.
     The close of business on March 27, 2006, has been fixed by the Board of Directors as the record date for determining the shareholders entitled to notice of and to vote at this Annual Meeting.
     WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE REGARDLESS OF YOUR PLANS TO ATTEND THIS MEETING. IF YOU DO ATTEND, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.
     TWO INDIVIDUALS, WHO ARE NOT DIRECTORS OF UNITED, HAVE BEEN NAMED IN THE PROXY TO VOTE THE SHARES REPRESENTED BY PROXY, IF YOU WISH TO CHOOSE SOME OTHER PERSON TO ACT AS YOUR PROXY, MARK OUT THE PRINTED NAME AND WRITE IN THE NAME OF THE PERSON YOU SELECT.

By Order of the Board of Directors

Richard M. Adams
Chairman of the Board and
Chief Executive Officer
April 7, 2006

United Bankshares, Inc.
United Square
Fifth and Avery Streets
Parkersburg, West Virginia 26101
PROXY STATEMENT
General Information
     These proxy materials are delivered in connection with the solicitation by the Board of Directors of United Bankshares, Inc. (“United,” the “Company,” “we,” or “us”), a West Virginia corporation, of proxies to be voted at our 2006 Annual Meeting of Shareholders and at any adjournment or postponement.
     You are invited to attend our Annual Meeting of Shareholders on May 15, 2006, beginning at 4:00 p.m. The Meeting will be held at The Blennerhassett Hotel, 320 Market Street, Parkersburg, West Virginia.
     This Proxy Statement, form of proxy and voting instructions are being mailed on or about April 7, 2006.
Shareholders Entitled to Vote
     Holders of record of United common shares at the close of business on March 27, 2006 are entitled to receive this notice and to vote their shares at the Annual Meeting. As of that date, there were 41,872,564 common shares outstanding. Each common share is entitled to one vote on each matter properly brought before the Meeting.
Proxies
     Shareholders of record may vote their proxies by mail, in person, by telephone or by Internet.
     Proxies may be revoked at any time before they are exercised by (1) written notice to the Secretary of the Company, (2) timely delivery of a valid, later-dated proxy or (3) voting at the Annual Meeting.
     You may save us the expense of a second mailing by voting promptly. Choose one of the following voting methods to cast your vote.
Vote By Mail
     If you choose to vote by mail, simply mark your proxy, date and sign it, and return it to us in the postage-paid envelope provided.
Vote By Telephone or Internet
     If you have telephone or Internet access, you may submit your proxy by following the instructions on the proxy card.
Vote at the Annual Meeting
     The method by which you vote now will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.

     All shares that have been properly voted and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.
Voting of Other Matters
     If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the enclosed form of proxy will have the discretion to vote on those matters for you. On the date this proxy statement went to press, we do not know of any other matter to be raised at the Annual Meeting.
Required Vote and Cumulative Voting
     The presence, in person or by proxy, of the holders of a majority of the votes entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.
     A plurality of the votes cast is required for the election of directors. Abstentions and broker “non-votes” are not counted for purposes of the election of directors.
     In the election of directors, shareholders cast one (1) vote for each nominee for each share held. However, every shareholder has the right of cumulative voting, in person or by proxy, in the election of directors. Cumulative voting gives each shareholder the right to aggregate all votes which he or she is entitled to cast in the election of directors and to cast all such votes for one candidate or distribute them among as many candidates and in such a manner as the shareholder desires.
     At our 2006 Annual Meeting, the number of directors to be elected is fifteen (15). Each shareholder has the right to cast fifteen (15) votes in the election of directors for each share of stock held on the record date. If you wish to exercise, by proxy, your right to cumulative voting in the election of directors, you must provide a proxy showing how your votes are to be distributed among one or more candidates. Unless contrary instructions are given by a shareholder who signs and returns a proxy, all votes for the election of directors represented by such proxy will be divided equally among the fifteen (15) nominees. If cumulative voting is invoked by any shareholder, the vote represented by the proxies delivered pursuant to this solicitation, which do not contain contrary instructions, may be cumulated at the discretion of the Board of Directors of United Bankshares, Inc. in order to elect to the Board of Directors the maximum nominees named in this proxy statement.
     With respect to other matters, including the approval of the United Bankshares, Inc. 2006 Stock Option Plan and the ratification of the selection of Ernst & Young LLP to act as the independent registered public accounting firm for the fiscal year that began January 1, 2006, if a quorum exists, the affirmative vote of a majority of the votes cast is required for approval of such matters. In voting for these matters, shares may be voted “for” or “against” or “abstain”. In determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker “non-votes” will be disregarded and have no effect on the outcome of the vote.
     On March 27, 2006, there were 41,872,564 shares of common stock outstanding that are held by approximately 5,909 shareholders of record and 7,153 shareholders in street name. The presence in person or proxy of a majority of the outstanding shares of United Bankshares, Inc. will constitute a quorum at the Meeting.

Cost of Proxy Solicitation
     We will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission, facsimile transmission or by telegram. Brokers, fiduciaries, custodians and other nominees have been requested to forward solicitation materials to the beneficial owners of the Company’s common stock. Upon request we will reimburse these entities for their reasonable expenses.
     In order to facilitate and expedite distribution of these proxy solicitation materials to brokers, fiduciaries, custodians, nominee holders and institutional investors, United has retained Mellon Investor Services LLC of Jersey City, New Jersey (“Mellon”). Pursuant to a retention letter dated March 3, 2006, Mellon will contact all broker and other nominee accounts identified on United’s shareholder mailing list in order to facilitate determination of the number of sets of proxy materials such accounts require for purposes of forwarding the same to the beneficial owners. Mellon will then assist in the delivery of proxy materials to these accounts for distribution. Mellon will also (i) assist in the distribution of proxy materials to institutional investors, and (ii) follow-up with any brokers, other nominee accounts and institutional investors, requesting return of proxies. United is not retaining Mellon to solicit proxies from registered holders or from non-objecting beneficial owners. Mellon’s fee for the above services is $6,500 plus reasonable disbursements that may include the broker search, printing, postage, courier charges, filing reports, data transmissions and other expenses approved by United.
PROPOSAL 1: ELECTION OF DIRECTORS
     The Board of Directors consists of one class of fifteen (15) directors. Fifteen (15) directors will be elected at our 2006 Annual Meeting to serve for a one-year term expiring at our Annual Meeting in the year 2007. The Company’s Bylaws provide that the number of directors shall be at least five (5) and no more than thirty-five (35) with the composition and number of nominees to be set at the discretion of the Board of Directors. For the election of directors at the 2006 Annual Meeting, the Board of Directors established the composition and number of nominees to be elected at fifteen (15).
     The persons named in the enclosed proxy intend to vote the proxy for the election of each of the fifteen (15) nominees, unless you indicate on the proxy card that your vote should be withheld from any or all of such nominees. Each nominee elected as a director will continue in office until his successor has been elected or until his death, resignation or retirement.
     The Board of Directors has proposed the following nominees for election as directors with terms expiring in 2007 at the Annual Meeting: Richard M. Adams, Robert G. Astorg, Thomas J. Blair, III, W. Gaston Caperton, III, Lawrence K. Doll, Theodore J. Georgelas, F. T. Graff, Jr., Russell L. Isaacs, John M. McMahon, J. Paul McNamara, G. Ogden Nutting, William C. Pitt, III, I. N. Smith, Jr., Mary K. Weddle, and P. Clinton Winter, Jr.
     The Board of Directors recommends a vote “FOR” the election of each of these nominees for Director.
     We expect each nominee for election as a director to be able to serve if elected. To the extent permitted under applicable law, if any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board.
     The principal occupation and certain other information about the nominees for director are set forth on the following pages.

DIRECTORS WHOSE TERMS EXPIRE IN 2006 AND NOMINEES FOR DIRECTORS

		Position, Principal Occupation,	Amount of Beneficial
Name and Age as of the		Business Experience and Directorships for	Ownership of Shares of
May 15, 2006 Meeting Date		the Last Five Years	Common Stock and Options (c)
			Shares(a)	Options(b)%
Richard M. Adams	59	Chairman and Chief Executive Officer of both	551,380	275,428	1.96%
		United and United Bank (WV). Director of the
		Company since 1984.

Robert G. Astorg	62	CPA and Managing Principal of H&R Block	26,704	—	*
		Tax and Business Services. Director of the
		Company since 1991.

Thomas J. Blair, III	74	Consulting Engineer and former President and	125,558	—	*
		Chief Executive Officer of Kelley, Gidley,
		Blair & Wolfe, Inc. Director of the Company
		since 1988.

Harry L. Buch	75	Attorney and Partner with Bailey, Riley, Buch	12,126	—	*
		& Harman. Former partner with Gompers,
		Buch, McCarthy & McLure. Director of the
		Company since 1990.

W. Gaston Caperton, III	66	President of The College Board. Director of	25,483	—	*
		Owens Corning and Prudential Financial, Inc.
		Chairman of the Caperton Group. Former
		Governor of State of West Virginia. Director
		of the Company since 1997.

Lawrence K. Doll	56	President of The Lawrence Doll Company	3,528	—	*
		and Lawrence Doll Homes LLC.
		Chairman of United Bank (VA). Director of
		the Company since 2004.

H. Smoot Fahlgren	75	Chairman Emeritus of the Board of Fahlgren,	374,948	—	*
		Inc. Director of the Company since 1984.

Theodore J. Georgelas	59	Managing Director of the Georgelas Group,	44,764	—	*
		LLC. Former Chairman of the Board of
		United Bank (VA) and Sector
		Communications. Director of the Company
		since 1990.

F. T. Graff, Jr.	67	Attorney and Managing Partner of Bowles	24,000	—	*
		Rice McDavid Graff & Love LLP. Director of
		the Company since 1984.

Russell L. Isaacs	73	Owner of Russell L. Isaacs and Company.	37,709	—	*
		Director of the Company since 1984.

DIRECTORS WHOSE TERMS EXPIRE IN 2006 AND NOMINEES FOR DIRECTORS

		Position, Principal Occupation,	Amount of Beneficial
Name and Age as of the		Business Experience and Directorships for	Ownership of Shares of
May 15, 2006 Meeting Date		the Last Five Years	Common Stock and Options (c)
			Shares(a)	Options(b)%
John M. McMahon	65	Chairman of the Board of Miller & Long	239,025	—	*
		Co., Inc. Director of United Bank (VA).
		Director of the Company since 1998.

J. Paul McNamara	57	Former President and Chief Operating	123,846	—	*
		Officer of Sequoia Bancshares, Inc. Former
		Vice Chairman of United Bank (VA).
		Director of the Company since 2003.

G. Ogden Nutting	70	President of ONI, Inc., formerly The Ogden	654,656	—	1.56%
		Newspapers, Inc. Director of the Company
		since 1986.

William C. Pitt, III	61	Hotel and Resort Developer. Director of the	3,250	—	*
		Company since 1987.

I. N. Smith, Jr.	73	President of Kanawha-Roxalana Company.	307,900	—	*
		Consultant for United. Director of the
		Company since 1986.

Mary K. Weddle	56	CPA and Executive Vice President of	4,687	—	*
		Long & Foster Real Estate, Inc. Director of
		United Bank (VA). Director of the Company
		since 2004.

P. Clinton Winter, Jr.	58	President of Bray & Oakley Insurance	482,754	—	1.15%
		Agency. Director of the Company since
		1996.

All Directors, Nominees and			4,651,690	744,878	12.65%
Executive Officers as a Group (23 persons)

*	Indicates the director owns less than 1% of United’s issued and outstanding shares.

(a)	Includes stock held by United Bank’s (WV) Trust Department which shares beneficial ownership as described in this footnote. The following directors each exercise voting authority over the number of shares indicated as follows: Mr. Adams, 44,612 shares; Mr. Astorg, 6,844 shares; Mr. Fahlgren, 374,948 shares; Mr. Graff, 20,000 shares; and Mr. Smith, 306,200 shares. The non-director executive officers as a group exercise voting authority over 39,303 shares. United Bank’s (WV) Board of Directors exercises voting authority over 1,324,440 shares held by United Bank’s (WV) Trust Department. All of these shares are included in the 4,651,690 shares held by all directors, nominees and executive officers as a group.

(b)	Beneficial ownership is stated as of March 10, 2006, including shares of common stock that may be acquired within sixty (60) days of that date through the exercise of stock options pursuant to United’s Stock Option Plans.

(c)	Unless otherwise indicated, beneficial ownership shares listed represent sole voting power. The following number of shares may be held in the name of spouses, children, certain relatives, trust, estates, and certain affiliated companies as to which shared voting and/or shared investment powers may exist: Mr. Adams, 51,058 shares; Mr. Blair, 11,340 shares; Mr. Caperton, 25,483 shares; Mr. Graff, Jr., 20,000 shares; Mr. McNamara, 40,800 shares; Mr. Nutting, 654,656 shares; Mr. Smith, Jr., 307,900 shares; and Mr. Winter, Jr., 43,692 shares.
Information as to Directors Who Will Not Stand for Re-election
     Harry L. Buch and H. Smoot Fahlgren are both retiring from the Board of Directors when their current terms expire at this Annual Meeting due to the mandatory age retirement provisions of United’s Corporate Governance Policy. United has benefited from and is grateful for the wisdom and guidance provided by Messrs. Buch and Fahlgren.
Family Relationships
     H. Smoot Fahlgren is the father-in-law of F.T. Graff, Jr. Richard M. Adams and Richard M. Adams, Jr. are father and son.
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Beneficial Ownership of Directors and Named Executive Officers
     As of March 10, 2006, directors of the Company owned beneficially, directly or indirectly, the number of shares of common stock indicated in the preceding table.
     The following table sets forth certain information regarding the named executive’s beneficial ownership of common stock of United as of March 10, 2006:

		Shares of Common
		Stock of the Company
		Beneficially Owned (1)
Title of Class	Name of Officer	Number of Shares	Percent of Class
Common Stock	Richard M. Adams	826,808	1.96%
Common Stock	Steven E. Wilson	224,353	0.53%
Common Stock	James B. Hayhurst, Jr.	152,723	0.36%
Common Stock	Kendal E. Carson (2)	6,743	0.02%
Common Stock	James J. Consagra, Jr.	90,648	0.22%

(1)	The amounts shown represent the total shares owned directly and indirectly by such named executive officers. The Direct shares include shares that are issuable upon the exercise of all stock options currently exercisable, as follows: Mr. Adams – 275,428; Mr. S. Wilson – 122,400; Mr. Consagra – 79,500 and Mr. Hayhurst – 90,400. The indirect shares include those shares owned by spouses and immediate family members, shares held in trust in which the executive is a beneficiary, and shares held by a corporation which the executive controls.

(2)	On February 2, 2006, Mr. Carson notified United that he was resigning his positions as an Executive Vice President of United and as President of United Bank (VA). His last date of employment was February 23, 2006.
     All directors and executive officers as a group beneficially owned 5,396,568 shares or 12.65% of the Company’s common stock.
Principal Shareholders of United
     The following table lists each shareholder of United who is the beneficial owner of more than 5% of United’s common stock, the only class of stock outstanding, as of March 10, 2006. For purposes of this determination, the number of shares of United’s common stock beneficially owned by any person or persons is calculated as a percentage of the total number of shares of United’s common stock issued and outstanding as of

March 10, 2006 plus the number of shares of United’s common stock that may be acquired by such person within sixty (60) days of that date through the exercise of stock options pursuant to United’s Stock Option Plans.

		Amount and Nature of	Percent of
Title of Class	Name and Address of Beneficial Owner	Beneficial Ownership	Class
Common Stock	United Bank (WV) Trust Department	2,116,347 (1)	5.05%
514 Market Street, Parkersburg, WV 26101
(2,116,347 shares or 5.05% are registered
under the nominee name of Parbanc Co.)

	Barclays Global Investors, NA	2,123,020 (2)	5.04% (2)
45 Fremont Street, San Francisco, CA 94105

(1)	United Bank (WV), a wholly-owned subsidiary of United and its Trust Department, holds in fiduciary or agency capacity 2,116,347 shares or 5.05% of United’s stock. The investment authority for these shares is held by the Trust Department and is exercised by United Bank’s (WV) Board of Directors. Of these total shares, the Trust Department holds sole voting authority for 1,324,440 shares or 3.16% of United’s outstanding common stock which is exercised by United Bank’s (WV) Board of Directors.

(2)	Barclays Global Investors, NA (Barclays) manages institutional portfolios and the Barclays Global Investors family of mutual funds and iShares, Barclays proprietary exchange-traded funds. Barclays owns 2,123,020 or 5.04% of United’s stock. Of these total shares, Barclays holds sole voting authority for 1,882,519 shares or 4.48% of United’s outstanding common stock. Barclays’ address and holdings are based solely on a Schedule 13G filing with the Securities and Exchange Commission dated January 27, 2006 made by Barclays setting forth information as of December 31, 2005.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and beneficial owners of more than ten percent of our common stock to file reports of holdings and transactions in United shares with the Securities and Exchange Commission (“SEC”). To our knowledge, based solely on our review of the copies of such reports furnished and written representations, no person required to file such reports failed to file such reports on a timely basis or failed to file a report.
Related Shareholder Matters
     The following table discloses the number of outstanding options granted by United to participants in equity compensation plans, as well as the number of securities remaining available for future issuance under these plans, as of March 10, 2006. The table provides this information for equity compensation plans that have and have not been approved by shareholders.

			Number of securities
	Number of Securities to	Weighted-average	remaining available for
	be issued upon exercise	exercise price of	future issuance under
Plan Category	of outstanding options	outstanding options	equity compensation plans
Equity Compensation Plans approved by Shareholders	1,744,371	$29.85	—
Equity Compensation Plans not approved by Shareholders (1)	—	—	—
Total	1,744,371	$29.85	—

(1)	The table does not include information for equity compensation plans assumed by United in connection with mergers and acquisitions and pursuant to which there remain outstanding options (collectively, “Assumed Plans”), which include the following: Century Bancshares, Inc., Fed One Bancorp, Inc., GrandBanc, Inc., and Sequoia Bancshares,

Inc. A total of 229,455 shares of United common stock may be purchased under the Assumed Plans, at a weighted average exercise price of $9.73. No further grants may be made under any Assumed Plan. In addition, the table does not include stock options for 20,929 shares of Company stock arising under a deferred compensation plan assumed in the 1998 merger with George Mason Bankshares, Inc. (GMBS). The deferred compensation plan granted stock options to former directors of GMBS. These options carry no exercise price, contain no expiration date, and are eligible for dividends. Options are fully vested and can be exercised at any time. Other than additional options granted through reinvestment of dividends received, United does not issue additional options under this deferred compensation plan.
GOVERNANCE OF THE COMPANY
Board and Committee Membership
     The committee descriptions and membership set forth below are those applicable as of the mailing date of this proxy statement.
     During 2005, the Board of Directors met six (6) times. The Board of Directors of the Company has four (4) standing committees: The Executive Committee, Audit Committee, Compensation Committee, and Governance and Nominating Committee. During 2005, each director attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and all committees of the Board on which he served except W. Gaston Caperton, III and Theodore J. Georgelas. Although there is no formal written policy, attendance at the annual meeting by directors is expected. Sixteen of the seventeen directors attended the 2005 Annual Meeting.
     In addition, the Company’s independent directors held two (2) meetings during 2005. United’s directors who meet the standards of independence as defined by the current NASDAQ listing standards are Robert G. Astorg, Thomas J. Blair, III, Harry L. Buch, W. Gaston Caperton, III, H. Smoot Fahlgren, F. T. Graff, Jr., Theodore J. Georgelas, Russell L. Isaacs, John M. McMahon, G. Ogden Nutting, William C. Pitt, III, Mary K. Weddle, and P. Clinton Winter, Jr. Mr. Winter serves as lead independent director.
The Executive Committee
     The Executive Committee is comprised of eight (8) directors, Richard M. Adams, Chairman, W. Gaston Caperton, III, H. Smoot Fahlgren, F. T. Graff, Jr., Russell L. Isaacs, John M. McMahon, G. Ogden Nutting, and P. Clinton Winter, Jr. The Executive Committee exercises all the authority of the Board of Directors whenever the Board of Directors is not meeting unless prohibited by law or under the provisions of the articles of incorporation or bylaws of the Corporation. The Board of Directors has specifically empowered the Executive Committee to investigate mergers and acquisitions by marshaling necessary information and data to evaluate the advisability of mergers and acquisitions and to report their findings to the Board of Directors. The Board of Directors may accept, ratify, approve, amend, modify, repeal or change the actions of the Executive Committee. During 2005, the Executive Committee met three (3) times.
The Audit Committee
     The Audit Committee has the primary responsibility to review and evaluate significant matters relating to audit, internal control and compliance. It reviews, with representatives of the independent registered public accounting firm, the scope and results of the audit of the financial statements, audit fees and any recommendations with respect to internal controls and financial matters. The United Bankshares, Inc. Board of Directors’ Audit Committee Charter, as approved by the Board of Directors, governs the Audit Committee. Members of this committee are Robert G. Astorg, Chairman, P. Clinton Winter, Jr., Russell L. Isaacs, and Mary K. Weddle. The Audit Committee met four (4) times during 2005. All members of the Audit Committee are independent directors as independence is defined in the NASDAQ listing standards. The Audit Committee Charter is included as Exhibit A to this Proxy Statement. The Audit Committee Report is set forth on page 28.

The Compensation Committee
     The Compensation Committee recommends executive officer and director compensation to the Board of Directors. Members of this committee are Russell L. Isaacs, Chairman, W. Gaston Caperton, III, John M. McMahon, G. Ogden Nutting, and P. Clinton Winter, Jr. Until May of 2005, H. Smoot Fahlgren and F. T. Graff, Jr. also served on the Compensation Committee. The Compensation Committee met two (2) times during the year.
The Governance and Nominating Committee
     The purposes of the Governance and Nominating Committee are to evaluate and recommend candidates for election as directors, make recommendations concerning the size and composition of the Board of Directors, develop and implement United’s corporate governance policies, approve annual director nominees for and any subsequent changes in the subsidiary banks’ boards, develop specific criteria for director independence, and assess the effectiveness of the Board of Directors.
     Nominations to the Board of Directors by a shareholder may be made only if such nominations are made in accordance with the procedures set forth in Article II, Section 5 of the Restated Bylaws of United, which section, in full, is set forth below:
Section 5. Nomination of directors. Directors shall be nominated by the Board prior to the giving of notice of any meeting of shareholders wherein directors are to be elected. Additional nominations of directors may be made by any shareholder; provided that such nomination or nominations must be made in writing, signed by the shareholder and received by the Chairman or President no later than ten (10) days from the date the notice of the meeting of shareholders was mailed; however, in the event that notice is mailed less than thirteen (13) days prior to the meeting, such nomination or nominations must be received no later than three (3) days prior to any meeting of the shareholders wherein directors are to be elected.
     In evaluating and determining whether to nominate a candidate for a position on United’s Board, the Committee considers the criteria outlined in United’s corporate governance policy, which include the independence of the proposed nominee, diversity, age, skills and experience in the context of the needs of the Board. United regularly assesses the size of the Board, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the Board. Candidates may come to the attention of the Committee from current Board members, shareholders, professional search firms, officers or other persons. The Committee will consider and review all candidates in the same manner regardless of the source of the recommendation.
     The Governance and Nominating Committee is composed of independent directors as independence is defined under the NASDAQ listing standards. Members of this committee are G. Ogden Nutting, Chairman, W. Gaston Caperton, III, Russell L. Isaacs, John M. McMahon, and P. Clinton Winter, Jr. Until May of 2005, H. Smoot Fahlgren and F. T. Graff, Jr. also served on the Governance and Nominating Committee. The Governance and Nominating Committee met one (1) time during the year. The charter for this committee is available on the corporate website under Policies at “www.ubsi-wv.com”.
Related Party Transactions
     United’s subsidiaries have had, and expect to have in the future, banking transactions with United and with its officers, directors, principal shareholders, or their interests (entities in which they have more than a 10% interest). The transactions, which at times involved loans in excess of $60,000, were in the ordinary course of business, were made on substantially the same terms, including interest rates, collateral and repayment terms as those prevailing at the time for comparable transactions and did not involve more than the normal risk of collectibility or present other unfavorable features. United’s subsidiary banks are subject to federal statutes and regulations governing loans to officers and directors and loans extended to officers and directors are in compliance with such laws and are exempt from insider loan prohibitions included in the Sarbanes-Oxley Act of 2002.
     United Bank (WV) leases office space in its main Charleston branch from the Kanawha-Roxalana Company pursuant to a written lease agreement originally dated October 1, 1992, and amended on August 7, 2002 (the “United Center Lease”). The Kanawha-Roxalana Company is a shareholder of United, and the voting and investment authority for its shares are beneficially owned by its President and Chief Executive Officer, I.N. Smith, Jr. who is a director of United. The United Center Lease provided for an initial term of ten (10) years that commenced on October 1, 2002, and was extended for another ten (10) years with the amendment. The expiration date of term of the lease is September 30, 2012. The United Center Lease provides for United Bank (WV) to pay a monthly base rent, which is based on square footage of the rentable areas, and additional monthly rent at a fixed monthly rate. Additionally, the United Center Lease provides for United Bank (WV) to pay the tenant’s share of operating costs. Management believes the United Center Lease is on terms comparable to market terms for similar rental space in Charleston, West Virginia. During 2005, United paid rent expense of approximately $869,000 under the United Center Lease.
     In addition, United Bank (WV) leases land for one of its other Charleston branches from the Kanawha-Roxalana Company pursuant to a written lease agreement dated November 28, 2001 (the “Kanawha City Lease”). As previously mentioned, the Kanawha-Roxalana Company is a shareholder of United, and the voting and investment authority for its shares are beneficially owned by its President and Chief Executive Officer, I.N. Smith, Jr. who is a director of United. The Kanawha City Lease provides for an initial term of twenty-five (25) years that commenced on December 1, 2001, with five (5) additional five (5) year renewal options after expiration of the initial twenty-five (25) year term. The Kanawha City Lease provides for the base rent to be paid by United Bank (WV) to be adjusted on December 1, 2006, and every five years thereafter following the commencement and any renewal option properly exercised by United Bank (WV). The adjusted amount of rent shall be calculated based on changes in the Consumer Price Index of the United States Bureau of Labor Statistics. Additionally, the Kanawha City Lease provides an option for United Bank (WV) to purchase the property after the expiration of the initial twenty-five year term at a purchase price equal to the average of three separate appraisals. Upon the expiration of the Kanawha City Lease for any cause, all improvements and structures shall become the property of the Kanawha-Roxalana Company. Management believes the Kanawha City Lease is on terms comparable to market terms for similar rental space in Charleston, West Virginia. During 2005, United paid rent expense of approximately $39,000 under the Kanawha City Lease.
     United Bank (WV) leases one of its Wheeling drive-in facilities from The Ogden Newspapers, Inc. pursuant to a written lease agreement dated August 1, 2000 (the “Wheeling Lease”). The Ogden Newspapers, Inc. is a shareholder of United, and the voting and investment authority for its shares are beneficially owned by its President, G. Ogden Nutting who is a director of United. Management believes the Wheeling Lease is on terms comparable to market terms for similar rental space in Wheeling, West Virginia. The Wheeling Lease provides for an initial term of ten (10) years with two (2) successive options to renew and extend the terms of the Lease for ten (10) additional years each. Additionally, the Wheeling Lease provides that The Ogden Newspapers, Inc. may, at its option, terminate the Lease upon nine (9) months advance written notice to United Bank (WV). Previously, United had leased its Wheeling branch premises and the drive-in facility from The Ogden Newspapers, Inc. pursuant to a written lease agreement dated August 1, 1979. The Wheeling Lease superceded the prior lease agreements and only pertains to United Bank (WV)’s lease of the drive-in facility; United Bank (WV) no longer leases the Wheeling branch premises from The Ogden Newspapers, Inc. During 2005, United paid rent expense of approximately $60,000 under the Wheeling Lease.
     F. T. Graff, Jr., a member of the Board of Directors of United, is a partner in the law firm of Bowles Rice McDavid Graff & Love LLP in Charleston, West Virginia. Bowles Rice McDavid Graff & Love LLP rendered legal services to United during 2005 and it is expected that the firm will continue to render certain services in the future. The fees paid to Bowles Rice McDavid Graff & Love LLP represent less than 5% of that firm’s revenues for the year 2005.
Director Compensation
     Currently, non-employee directors of the Company receive a fee of $1,000 for each United Board Meeting attended and a retainer of $500 per month regardless of meeting attendance. Effective May 15, 2006, non-employee directors of the Company will receive a fee of $1,100 for each United Board Meeting attended and a retainer of $700 per month regardless of meeting attendance. In addition, as members of United Bank (VA)’s Board of Directors (“Bank Board”), Mr. Georgelas, Mr. McMahon and Ms. Weddle each receive a fee of $500 for each Bank Board meeting attended ($250 for teleconference meetings).
     Currently, each non-employee director who serves on the Executive, Audit, Compensation, and Governance and Nominating Committees receives a fee of $1,000 for each United Board Committee Meeting attended except for Mr. Astorg. As Chairman of the Audit Committee, Mr. Astorg only receives a retainer payment of $1,000 per month without regard to committee meeting attendance. As Chairman of the Compensation Committee, Mr. Isaacs receives a retainer payment of $1,000 per quarter without regard to committee meeting attendance in addition to the fee of $1,000 for each United Board Committee Meeting attended. As Chairman of the Governance and Nominating Committee, Mr. Nutting receives a retainer payment of $1,000 per quarter without regard to committee meeting attendance in addition to the fee of $1,000 for each United Board Committee Meeting attended. Mr. Winter as Lead Director of the independent directors of the Board receives a retainer payment of $1,000 per quarter without regard to meeting attendance in addition to the fee of $1,000 for each United Board Committee Meeting attended. Effective May 15, 2006, each non-employee director who serves on the Executive, Audit, Compensation, and Governance and Nominating Committees will receive a fee of $1,100 for each United Board Committee Meeting attended. Effective May 15, 2006, the Chairman of the Audit Committee, will receive a retainer payment of $1,100 per month without regard to committee meeting attendance. The Chairman of the Compensation Committee will receive a retainer payment of $1,100 per quarter without regard to committee meeting attendance. The Chairman of the Governance and Nominating Committee will receive a retainer payment of $1,100 per quarter without regard to committee meeting attendance. The Lead Director of the independent directors of the Board will receive a retainer payment of $1,100 per quarter without regard to meeting attendance.

Executive Officers
     Set forth below are the executive officers of United and relations that exist with affiliates and others for the past five years.

			Principal Occupation and
			Banking Experience During
Name	Age	Present Position	the Last Five Years

Richard M. Adams	59	Chairman of the Board & Chief Executive Officer since 1984 – United; Chairman of the Board & Chief Executive Officer – United Bank (WV)	Chairman of the Board & Chief Executive Officer – United; Chairman of the Board & Chief Executive Officer – United Bank (WV)

Richard M. Adams, Jr.	37	Executive Vice-President since 2000 - United; Executive Vice-President – United Bank (WV)	Executive Vice-President - United; Executive Vice-President – United Bank (WV); Senior Vice-President – United Bank (WV); President – United Brokerage Services, Inc.

James J. Consagra, Jr.	45	Executive Vice-President since 1999 -United; President & Chief Executive Officer -United Bank (VA)	Executive Vice-President -United; President & Chief Executive Officer-United Bank (VA); Executive Vice-President & Chief Financial Officer – United Bank (VA)

James B. Hayhurst, Jr.	59	Executive Vice-President since 1986 -United; Executive Vice-President – United Bank (WV)	Executive Vice-President -United; Executive Vice-President – United Bank (WV)

John Neuner, III	60	Executive Vice-President since 2000 - United; Executive Vice-President – United Bank (WV)	Executive Vice-President -United; Executive Vice-President –United Bank (WV)

Joe L. Wilson	58	Executive Vice-President since 1986 -United; Executive Vice-President– United Bank (WV)	Executive Vice-President -United; Executive Vice-President – United Bank (WV)

Steven E. Wilson	57	Executive Vice-President since 1986, Chief Financial Officer, & Treasurer since 1989 - United; Secretary since 1999 -United; Executive Vice-President, Chief Financial Officer, Treasurer & Secretary – United Bank (WV)	Executive Vice-President, Chief Financial Officer, Treasurer & Secretary -United; Executive Vice-President, Chief Financial Officer, Treasurer & Secretary – United Bank (WV)

EXECUTIVE COMPENSATION
Cash Compensation
     The following table is a summary of certain information concerning the compensation awarded or paid to, or earned by, the Company’s chief executive officer and each of the Company’s other four most highly compensated executive officers during the last three fiscal years.
Summary Compensation Table

					Long-term
	Annual Compensation				Compensation
					Securities	All Other
Name and				Other Compen-	Underlying	Compen-
Principal Position	Year	Salary ($)	Bonus ($)(1)	sation ($) (2)	Options (#)	sation ($) (3)

Richard M. Adams	2005	614,083	385,000	0	30,000	8,750
Chairman of the Board and
Chief Executive Officer	2004	586,500	385,000	0	30,000	8,125

	2003	562,000	346,500	0	30,000	7,500

Steven E. Wilson	2005	244,275	112,500	0	15,000	8,815
Executive Vice President, Chief
Financial Officer, Secretary and	2004	235,620	112,500	0	15,000	8,130
Treasurer
	2003	227,333	101,280	0	15,000	7,533

James B. Hayhurst, Jr.	2005	207,980	66,500	0	10,000	6,656
Executive Vice President
	2004	201,960	66,500	0	10,000	6,414

	2003	194,833	59,850	0	10,000	6,403

Kendal E. Carson (4)	2005	215,333	70,000	0	10,000	8,378
Executive Vice President
	2004	204,000	75,000	0	10,000	5,125

	2003	195,134	67,500	0	10,000	3,125

James J. Consagra, Jr.	2005	205,233	80,000	0	10,000	343,125
Executive Vice President
	2004	193,800	75,000	0	10,000	5,125

	2003	186,166	67,000	0	10,000	5,000

(1)	Bonuses are disclosed in the year earned, although paid in the following year.

(2)	After valuing each perquisite using incremental cost to the Company, management of the Company concluded that the aggregate value of all perquisites and other personal benefits did not exceed either $50,000 or 10% of the total annual salary and bonus reported for the named executive officers; therefore, no disclosure has been made.

(3)	The amounts included in “All Other Compensation” consist entirely of United’s contributions on behalf of the listed officers to the 401(K) Plan except for Mr. Consagra, whose 2005 amount also includes $337,875 of compensation from the exercise of non-statutory stock options pursuant to the George Mason Bankshares Option Plan assumed in the George Mason Bankshares acquisition.

(4)	On February 2, 2006, Mr. Carson notified United that he was resigning his positions as an Executive Vice President of United and as President of United Bank (VA). His last date of employment was February 23, 2006.
Stock Options Grants in 2005
     The following table sets forth information concerning individual grants of options to purchase the Company’s Common Stock made to the named executives in 2005.

Stock Option Grants in Last Fiscal Year
	Number of		% of Total Options
	Securities		Granted to All	Exercise or Base		Grant Date
	Underlying Options		Employees in	Price ($/Share)	Expiration	Present Value ($)
Name	Granted (#)		Fiscal Year	(2)	Date	(3)
Richard M. Adams	30,000	(1)	8.94%	37.19	11/03/2015	222,600
Steven E. Wilson	15,000	(1)	4.47%	37.19	11/03/2015	111,300
James B. Hayhurst, Jr.	10,000	(1)	2.98%	37.19	11/03/2015	74,200
Kendal E. Carson (4)	10,000	(1)	2.98%	37.19	11/03/2015	74,200
James J. Consagra, Jr.	10,000	(1)	2.98%	37.19	11/03/2015	74,200

(1)	Granted under the 2001 Incentive Stock Option Plan (“the Plan”). All options granted under this plan were originally exercisable in accordance with a three-year vesting schedule: 50% after the first year; 75% after the second year; and 100% after the third year. However, on December 30, 2005, the Executive Committee approved the accelerated vesting of all unvested stock options granted prior to December 30, 2005, thus the stock options reflected became immediately exercisable. See the paragraph entitled “Acceleration of Option Vesting” below for a further explanation.

(2)	The option exercise price is the market value of United’s stock at the date the option was granted.

(3)	Calculated using a binomial lattice option pricing model. The assumptions used in determining the valuation of these options using this methodology are as follows: average expected option life of 6.06 years; risk-free interest rate of 4.47%; a volatility factor of 0.2226; and a dividend yield of 3.00%.

(4)	On February 2, 2006, Mr. Carson notified United that he was resigning his positions as an Executive Vice President of United and as President of United Bank (VA). His last date of employment was February 23, 2006.
Acceleration of Option Vesting
     On December 30, 2005, the Executive Committee (the “Committee”) of the Board of Directors of United approved the accelerated vesting of all unvested stock options (the “Options”) granted prior to December 30, 2005 to United employees, including executive officers, under the 2001 Stock Option Plan (the “Plan”). United believes the decision to accelerate the vesting of the Options was in the best interests of shareholders as it will reduce United’s reported compensation expense in future periods. Based on changes to the accounting rules relating to the expensing of stock options that became effective on January 1, 2006, United estimates that accelerating the vesting of the Options, will eliminate pre-tax compensation expenses of approximately $1.85 million, $984 thousand and $456 thousand, which otherwise would have been recognized in United’s consolidated statements of income for the years ending December 31, 2006, 2007 and 2008, respectively. United recognized a pre-tax expense of approximately $21 thousand in the fourth quarter of 2005 related to the accelerated vesting of the Options.
     The accelerated vesting affected options for approximately 547,626 shares of United’s common stock, including 173,250 shares held by executive officers. In order to prevent unintended personal benefits to executive officers, the Committee imposed restrictions on any shares received through the exercise of the Options held by executive officers. These restrictions will prevent the sale, transfer, pledging or otherwise disposing of any shares received from the exercise of the Options prior to the earlier of the original vesting date of the Options under the Plan or termination of the individual executive officer employment. The following Options to purchase shares held by United’s named executive officers were accelerated: 52,500 shares held by Richard M. Adams; 26,250 shares held by Steven E. Wilson; 17,500 shares held by James B Hayhurst, Jr.; 17,500 shares held by Kendal E. Carson; and 17,500 shares held by James J. Consagra, Jr.
Stock Option Exercises and Year-end Value Table
     The following table sets forth certain information regarding individual exercises of stock options during 2005 by each of the named executives.

	Aggregate Stock Option Exercises in Last Fiscal Year and FY-End Stock Option Values
			Number of Securities	Value of Unexercised
	Shares		Underlying Unexercised Stock	In-the-Money Stock Options at
	Acquired on	Value	Options at Fiscal Year End #	Fiscal Year End ($) (1)
Name	Exercise (#)	Realized ($)	Exercisable/Unexercisable	Exercisable/Unexercisable
Richard M. Adams	25,428	586,370	275,428/0	2,273,241/0
Steven E. Wilson	0	0	134,456/0	1,101,868/0
James B. Hayhurst, Jr.	8,240	186,554	90,400/0	756,197/0
Kendal E. Carson (2)	0	0	82,500/0	754,664/0
James J. Consagra, Jr.	12,750	337,875	79,500/0	744,294/0

(1)	Total value of options based on the closing price of the Company’s stock on December 31, 2005, which was $35.24.

(2)	On February 2, 2006, Mr. Carson notified United that he was resigning his positions as an Executive Vice President of United and as President of United Bank (VA). His last date of employment was February 23, 2006.
REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION
Duties of the Compensation Committee
     United’s Compensation Committee (the “Committee”) administers United’s executive compensation program. In this regard, the role of the Committee is to review annually and approve all compensation arrangements for the CEO of the Company and for all executive officers who are subject to the reporting requirements of Section 16 of the Exchange Act. The Committee has overall responsibility for evaluating and approving the benefits, bonus, incentive compensation, severance, equity-based or other compensation plans, policies and programs of the Company. With respect to the CEO’s compensation, the Committee reviews and approves corporate goals and objectives of the Company relevant to the CEO’s compensation, evaluates the CEO’s performance in light of these goals and objectives and reviews and approves all compensation arrangements.
     The Committee also reviews and approves all grants of stock options under the Company’s Incentive Stock Option Plan. The Committee is composed entirely of non-employee, independent directors. The Committee meets at scheduled times during the year as required, generally one to two times, and the Committee reports on its actions and recommendations to the Company’s Board of Directors. The Committee has the authority to retain outside counsel and any other advisors as the Committee may deem appropriate in its sole discretion.
     Periodically, the Committee retains the services of nationally recognized compensation consulting firms to perform a review of the Company’s compensation program for all executive officers. In late 2004, the Company retained Aon Consulting, Inc. (“Aon”) to conduct an evaluation of the Company’s executive compensation program. In its report, Aon concluded that compared to peer group compensation, the Company was generally within a competitive range for base salary, bonus (measured over a three year period) and total cash compensation. Long-term incentives (measured over a three year period) are below the competitive range in some cases.
Overview of Compensation Philosophy
     The Company’s executive compensation program is designed to:
•	retain executive officers by paying them competitively, motivate them to contribute to the Company’s success, and reward them for their performance;

•	link a substantial part of each executive officer’s compensation to the performance of both the Company and the individual executive officer; and

•	encourage ownership of Company common stock by executive officers.
     The Company’s fundamental philosophy is to closely link executive compensation with the achievement of annual financial and non-financial performance goals. It is the Committee’s practice to provide a balanced mix of cash and equity-based compensation that the Committee believes promotes the best interests of the Company’s executives and the Company’s shareholders.
     As discussed below, the program consists of, and is intended to balance, three elements:
•	Salaries. Salaries are based on the Committee’s evaluation of individual job performance and an assessment of the salaries and total compensation mix paid by the Company’s Peer Group to executive officers holding equivalent positions. The Company’s Peer Group is a group consisting of all public banks and thrifts in the United States with assets of $5 Billion — $10 Billion.

•	Annual Incentive Compensation. Executive Annual Incentive Compensation is based on an evaluation of both individual and Company performance against qualitative and quantitative measures.

•	Long-term Incentive Compensation. Long-term incentive awards, which consist of stock options, are designed to insure that incentive compensation is linked to the long-term performance of the Company and its common stock.
     Salaries
     The first element of the executive compensation program is salaries. In recent years, the Board and the Committee have been directing a shift in the mix of the Company’s executive compensation towards incentive compensation, with proportionately less emphasis on salaries. This strategy is intended to increase the performance orientation of the Company’s executive compensation, and the Board intends to continue this emphasis in 2006. In setting the base salary for the CEO, and in reviewing and approving the salaries for the other named executive officers, the Committee first reviews the history of and the proposals for the compensation for each individual, including cash and equity-based components. In setting salaries, the Committee does not use a predetermined formula. Instead, the salaries of the CEO and the other executive officers are based on:
•	the Board’s review of the Chief Executive Officer’s evaluation of each officer’s individual job performance, and the Board’s evaluation of the Chief Executive Officer’s job performance;

•	an assessment of the Company’s performance;

•	the perquisites provided to the CEO and named executive officer;

•	a consideration of salaries paid by the Peer Group to executive officers holding equivalent positions.

•	a consideration of aggregate amount of all components of compensation paid to the CEO and other executive officers.
     The Company reviews the range of salaries for executive officers holding equivalent positions in companies participating in the Watson Wyatt Survey and other peer group information. The Company establishes a midpoint in this range which is used as a guideline to determine the executive officer’s base salary for the following year.
     Annual Incentive Compensation
     The second element of the executive compensation program is annual incentive compensation. The purpose of the Company’s annual incentive compensation is to motivate and reward eligible employees for their contributions to the Company’s performance by making a large portion of their cash compensation variable and dependent upon the Company’s performance. The Committee annually adopts a plan for cash incentive awards. In determining the potential annual incentive compensation to which an executive officer may be entitled in 2006, the Company uses a percentage of the salary midpoint discussed under “Salaries” above as a guideline to determine annual incentive compensation. This percentage is reviewed and established by the Committee each year. For 2005, all bonuses awarded were based primarily on the achievement of earnings goals, accomplishment of goals assigned to each executive officer and the executive officer’s annual performance review conducted by the CEO. Generally, the better the Company’s performance the greater the annual compensation awarded to the executive officer.
     Long-Term Incentive Compensation
     The third element of the executive compensation program is long-term incentive compensation. The main component of the long-term incentive compensation program is the 2001 Incentive Stock Option Plan. At our 2001 Annual Meeting of Shareholders, the shareholders approved the 2001 Incentive Stock Option Plan. The purpose of the 2001 Incentive Stock Option Plan is to reward and retain officers in a manner that best aligns officers’ interests with stockholders’ interests. Under this plan, the Company may award options for up to 2,000,000 shares of the Company’s common stock to qualified officers of the Company and its subsidiaries. Each option granted under the Plan must have an exercise price of no less than the fair market value of Company’s common stock as of the date of grant. Options granted under the plan vest according to a schedule designated at the grant date. Annual stock option grants for executive officers are a key element of market-competitive total compensation. In 2005, the Committee approved annual stock option grants for the executive officers based on internal factors, such as the size of prior grants, relative job scope and contributions made during the past year, as well as a review of publicly available data on senior management compensation within the Peer Group.
Evaluation of Executive Performance
     The Committee does not usually rely solely on predetermined formulae or a limited set of criteria when it evaluates the performance of the CEO and the Company’s other named executive officers. Instead, the Committee considers:
•	management’s overall accomplishments;

•	the accomplishments of the individual executives;

•	the Company’s financial performance; and

•	recommendations of the CEO relating to the named executive officer’s base salary for 2006, annual incentive compensation for 2005 and grants of stock options under the Company’s 2001 Incentive Stock Option Plan.
Compensation of the CEO
     The Compensation Committee meets each year to determine the compensation package for the CEO. The Committee considers the following factors in determining the base salary for the upcoming year for Mr. Adams: the Company’s success in attaining its goals for the current year, Mr. Adams’ contribution to the Company’s financial performance and the level of compensation paid to the highest paid executives by the companies selected for peer comparison. The Committee also considers Mr. Adams’ 36 years of service to the Company and the growth of the Company from a $100 million dollar bank to a $6.6 billion dollar bank holding company during Mr. Adams’ 31 year tenure as CEO creating substantial long-term returns to UBSI shareholders. Based on these factors, the Committee will establish a base salary for 2006. The Committee will also determine a bonus amount and stock option award and will consider an extension in Mr. Adams’ Employment Agreement.
Conclusion
     Attracting and retaining talented and motivated management and employees is essential to create long-term shareholder value. Offering a competitive performance based compensation program helps to achieve this objective by aligning the interests of the CEO and the other named executive officers with those of our shareholders. We believe United’s 2005 compensation programs met those objectives.
Compensation Committee

W. Gaston Caperton, III	John M. McMahon
Russell L. Isaacs, Chairman	G. Ogden Nutting
P. Clinton Winter, Jr.
Compensation Committee Interlocks and Insider Participation
     The Compensation Committee consists of the following members: Russell L. Isaacs, W. Gaston Caperton, III, John M. McMahon, P. Clinton Winter, Jr., and G. Ogden Nutting. Until May of 2005, H. Smoot Fahlgren and F. T. Graff, Jr. also served on the Compensation Committee. Mr. Graff, a member of the Board of Directors of United and its Executive Committee, is a partner in the law firm of Bowles Rice McDavid Graff & Love LLP in Charleston, West Virginia. Bowles Rice McDavid Graff & Love LLP rendered legal services to United and United Bank (WV) during 2005 and it is expected that the firm will continue to render certain services to both in the future. The fees paid to Bowles Rice McDavid Graff & Love LLP represent less than 5% of that firm’s revenues for 2005. No member of the Compensation Committee was a member or officer of the Company or any of its subsidiaries during 2005 or was formerly an officer of the Company or any of its subsidiaries. No executive officer of the Company has served as a member of the Compensation Committee or as a director of any other entity whose executive officers have served on the Compensation Committee of the Company or has served as a director of the Company.

Stock Performance Graph
          The following graph compares United’s cumulative total shareholder return on its common stock for the five year period ending December 31, 2005, with the cumulative total return of the Standard and Poor’s Midcap 400 Index and with the NASDAQ OTC Bank Index. There is no assurance that United’s common stock performance will continue in the future with the same or similar trends as depicted in the graph. The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent United specifically incorporates this graph by reference, and shall not otherwise be filed under such Acts.

	Period Ending
	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
United Bankshares, Inc.	100.00	140.63	146.27	162.41	204.72	194.89
NASDAQ Bank Index	100.00	112.66	120.48	160.25	182.07	178.57
S&P Mid-Cap Index	100.00	99.43	85.02	115.27	134.22	151.05
Employment Contracts
          Richard M. Adams, Chairman and Chief Executive Officer of United and United Bank (WV), entered into an employment contract with United effective April 11, 1986. The original term of Mr. Adams’ employment contract was five years commencing on March 31, 1986, with the provision that the contract could be extended annually for one (1) year to maintain a rolling five (5) year contract. This contract was amended in November 2002, to extend the initial term of the contract through March 31, 2008 with the provision for additional one (1) year term extensions by the Executive Committee with the approval of Mr. Adams. The term of this contract has been extended through March 31, 2011. Under the amended contract, Mr. Adams is required to devote his full-time energies to performing his duties as Chairman and CEO on behalf of United and its subsidiaries. The contract provides for a base compensation of $650,000 and additional benefits consistent with the office. This base compensation may be increased but not decreased. If the contract is terminated for any reason other than mutual consent or cause, Mr. Adams, or his family or estate, is entitled to his base salary for a sixty (60) month period. Under Mr. Adams’ contract, cause is defined as based on (i) excessive, unapproved absences, (ii) gross or willful neglect of duty that results in some substantial loss to United, or (iii) fraud or commission of any criminal act, if proven. If the contract is terminated by mutual consent, Mr. Adams, his family or estate are entitled to receive the amount mutually agreed upon by Mr. Adams and United. If the contract is terminated for cause, United shall pay Mr. Adams’ base salary only for the period of his active full-time employment to the date of termination.
     The contract between Mr. Adams and United also provides for an additional gross-up payment by United to Mr. Adams in the event that a payment or distribution pursuant to the contract would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended. Any calculated gross-up payment amount shall be equal to one hundred percent (100%) of the excise tax plus one hundred percent (100%) of any federal, state and local income taxes plus the additional excise tax on the gross-up amount. Any gross-up payment pursuant to the contract must be paid to Mr. Adams within 30 days of the receipt of the amount determined.
     United and United Bank (WV) also entered into an employment agreement with I. N. Smith, Jr. on December 17, 1985. The term of the agreement extends until Mr. Smith reaches the age of 75. Under his employment agreement, Mr. Smith provides such consulting and advisory services as United may request, and receives for such services an annual fee of $30,000. In addition, United agreed to use its best efforts to nominate and elect Mr. Smith to the Company’s Board of Directors.
     J. Paul McNamara entered into an employment agreement with United, effective as of October 11, 2003. During the three-year term of the agreement, Mr. McNamara was to serve as Vice Chairman of United Bank (VA) and a member of United’s Board of Directors. On October 31, 2005, Mr. McNamara retired as Vice Chairman of United Bank (VA) and by mutual agreement, United and Mr. McNamara terminated the employment agreement. Mr. McNamara is fully vested in the normal retirement benefit provided for under the salary continuation agreement assumed by United, and United will continue his participation in health and welfare benefits, or provide similar coverage, for a period of 36 months.
Change of Control Agreements
     In March of 1994, United entered into agreements with Steven E. Wilson, James B. Hayhurst, Jr. and Joe L. Wilson to encourage those executive officers not to terminate their employment with United because of the possibility that United might be acquired by another entity. The Board of Directors determined that such an arrangement was appropriate, considering the entry of large regional bank holding companies into West Virginia. The agreements were not undertaken in the belief that a change of control of United was imminent. In August of 2000, United entered into similar change of control agreements with Richard M. Adams, Jr., Kendal E. Carson, James J. Consagra, Jr. and John Neuner, III. On February 2, 2006, Mr. Carson notified United that he was resigning his positions as an Executive Vice President of United and as President of United Bank (VA). His last date of employment was February 23, 2006. Upon the resignation of Mr. Carson, his change of control agreement terminated and he is not entitled to receive any payments under the agreement. On April 4, 2003, United entered into an employment agreement with J. Paul McNamara that contained change in control provisions similar to agreements with Messrs. S. Wilson, Hayhurst, J. Wilson, Adams, Carson, Consagra and Neuner. On October 31, 2005, Mr. McNamara retired as Vice Chairman of United Bank (VA). Upon the retirement of Mr. McNamara, his change of control agreement terminated.

     Generally, the agreements provide severance compensation to those officers if their employment should end under certain specified conditions after a change of control of United. Compensation is paid upon any involuntary termination following a change of control unless the officer is terminated for cause. In addition, compensation will be paid after a change of control if the officer voluntarily terminates employment because of a decrease in the total amount of the officer’s base salary below the level in effect on the date of consummation of the change of control, without the officer’s consent; a material reduction in the importance of the officer’s job responsibilities without the officer’s consent; geographical relocation of the officer without consent to an office more than fifty (50) miles from the officer’s location at the time of a change of control; failure by United to obtain assumption of the contract by its successor or any termination of employment within thirty-six (36) months after consummation of a change of control which is effected for any reason other than good cause.
     Under the agreements, a change of control is deemed to occur in the event of a change of ownership of United which must be reported to the Securities and Exchange Commission as a change of control, including but not limited to the acquisition by any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934 (the “Exchange Act”)) of direct or indirect “beneficial ownership” (as defined by Rule 13d-3 under the Exchange Act) of twenty-five percent (25%) or more of the combined voting power of United’s then outstanding securities, or the failure during any period of two (2) consecutive years of individuals who at the beginning of such period constitute the Board for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds (2/3) of the directors at the beginning of the period.
     Under the agreements, severance benefits include: (a) cash payment equal to the officer’s monthly base salary in effect on either (i) the date of termination; (ii) the date immediately preceding the change of control, whichever is higher, multiplied by the number of full months between the date of termination and the date that is thirty-six (36) months after the date of consummation of the change of control; (b) payment of cash incentive award, if any, under United’s Incentive Plan; and (c) continuing participation in employee benefit plans and programs such as retirement, disability and medical insurance for a period of thirty-six (36) months following the date of termination.
     The agreements do not affect the right of United to terminate the officer, or change the salary or benefits of the officer, with or without good cause, prior to any change of control; provided, however, any termination or change which takes place after discussions have commenced which result in a change of control will be presumed to be a violation of the agreement and will entitle the officer to the benefits under the agreement, absent clear and convincing evidence to the contrary.
Employee Benefit Plans
     No directors or principal shareholders of United and its subsidiaries, other than those persons who are salaried officers, participate in any type of benefit plan of United.
     United’s subsidiaries provide, on a substantially non-contributory basis for all full-time employees, life, and disability insurance. Life insurance with a value of 250% of base salary, up to a maximum benefit of $1,000,000, is provided to all full-time employees, including executive officers. The premiums paid by United for life insurance on any individual, which has a face value greater than $50,000 is properly reported as compensation. These plans do not discriminate, in scope, terms or operation, in favor of the executive officers of United or its subsidiaries and are available generally to all full-time salaried employees of United and its subsidiaries.
     Each employee of United, or its participating subsidiaries, who completes one year of eligible service and is 21 years of age is eligible to participate in United’s Pension Plan (the “Pension Plan”). The Pension Plan is noncontributory on the part of the employee. Pension benefits are based on years of service and the average of the employee’s highest five consecutive plan years of basic compensation paid during the ten plan years preceding the date of determination. United’s funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes. Contributions are intended to provide not only for benefits attributed to service to date, but also for those expected to be earned in the future. Vesting is attained after five years of participation.
Pension Plan Table
     The table below illustrates the operation of the Pension Plan and the Supplemental Retirement Plan (the “SERP”) (described on page 23 under the caption Supplemental Executive Retirement Agreements) by showing various annual benefits, after reduction for Social Security retirement income, assuming various annual base salaries and years of credited service.

Years of Service
Remuneration	15	20	25	30	35
$125,000	$29,160	$38,880	$48,601	$48,601	$48,601
150,000	35,723	47,630	59,538	59,538	59,538
175,000	42,285	56,380	70,476	70,476	70,476
200,000	48,848	65,130	81,413	81,413	81,413
225,000	49,635	66,180	82,726	82,726	82,726
250,000	49,635	66,180	82,726	82,726	82,726
275,000	49,635	66,180	82,726	82,726	82,726
300,000	49,635	66,180	82,726	82,726	82,726
325,000	49,635	66,180	82,726	82,726	82,726
350,000	49,635	66,180	82,726	82,726	82,726
375,000	49,635	66,180	82,726	82,726	82,726
400,000	49,635	66,180	82,726	82,726	82,726
425,000	49,635	66,180	82,726	82,726	82,726
450,000	49,635	66,180	82,726	82,726	82,726
475,000	49,635	66,180	82,726	82,726	82,726
500,000	49,635	66,180	82,726	82,726	82,726
525,000	49,635	66,180	82,726	82,726	82,726
550,000	49,635	66,180	82,726	82,726	82,726
575,000	49,635	66,180	82,726	82,726	82,726
600,000	49,635	66,180	82,726	82,726	82,726
625,000	49,635	66,180	82,726	82,726	82,726
650,000	49,635	66,180	82,726	82,726	82,726
675,000	49,635	66,180	82,726	82,726	82,726
700,000	49,635	66,180	82,726	82,726	82,726
725,000	49,635	66,180	82,726	82,726	82,726
750,000	49,635	66,180	82,726	82,726	82,726
775,000	49,635	66,180	82,726	82,726	82,726
800,000	49,635	66,180	82,726	82,726	82,726
     Benefits under both the Pension Plan and the SERP are based on annual base salary and do not include bonuses, directors’ fees, expense reimbursements, and employer contributions to retirement plans. The annual benefit under both the Pension Plan and the SERP is reduced by Social Security benefits and the annual benefit under the SERP is further reduced by annual benefits payable at retirement under the Pension Plan and benefits under United’s Savings and Stock Investment Plan. Benefit figures shown are computed on the assumption that participants retire at the normal retirement age of 65. For purposes of the table, it is assumed each participant is receiving benefits from the Pension Plan in the form of a life annuity.

     The estimated credited years of service for each of the executive officers named in the Summary Compensation Table under the Pension Plan as of December 31, 2005, are as follows: Mr. Adams 37 years; Mr. S. Wilson 34 years; Mr. Hayhurst 34 years; Mr. Carson 8 years; and Mr. Consagra 8 years. As previously mentioned, Mr. Carson has since resigned from United.
Other Employee Plans
     Each employee of United, who completes ninety (90) days of qualified service, is eligible to participate in the United Savings and Stock Investment Plan, a deferred compensation plan under Section 401(k) of the Internal Revenue Code. Each participant may contribute from 1% to 100% of compensation to his/her account, subject to Internal Revenue Service maximum deferral limits. After one year of eligible service, United matches 100% of the first 2% of salary deferred and 25% of the second 2% of salary deferred with United stock. Vesting is 100% for employee deferrals and the company match at the time the employee makes his/her deferral.
     United employees may participate in an employee stock purchase plan whereby its employees may purchase shares of United’s common stock. Purchases made by employees under this plan are coordinated by the Personnel and Shareholder Relations Department of United Bank (WV), and involve stock purchased at market price for this purpose.
Supplemental Executive Retirement Agreements
     On July 27, 1990, United also entered into a Supplemental Retirement Agreement (“SERP”) with Mr. Richard Adams. The agreement was amended on November 1, 2001. This amended agreement provides for an annual supplemental retirement benefit upon his reaching age 65 or upon the later termination of his employment with United or an affiliated or successor entity to United, whichever last occurs. The annual benefit will be equal to seventy percent (70%) of the average of Mr. Adams’ three highest base salaries, reduced by benefits actuarially calculated at the time the supplemental retirement benefit becomes payable under (i) the United Pension Plan; (ii) social security; and the United Savings and Stock Investment Plan. The table on page 22 may be used to estimate Mr. Adams’ annual supplemental retirement benefit. The amended agreement also provides for reduced benefits for early retirement before age 65 as well as payments to his spouse or his estate if unmarried in the event of his death. The benefits under the amended agreement are fully vested in Mr. Adams and survive his termination of employment from United or an affiliated or successor entity to United for whatever reason, including but not limited to, change in control, dismissal with or without cause, voluntary termination, expiration of contract or disability.
     On October 1, 2003, United entered into Supplemental Retirement Agreements with the named executive officers, Kendal E. Carson, James J. Consagra, Jr., James B. Hayhurst, Jr., and Steven E. Wilson to encourage them to remain an employee of United. On February 2, 2006, Mr. Carson notified United that he was resigning his positions as an Executive Vice President of United and as President of United Bank (VA). His last date of employment was February 23, 2006. Upon his resignation, Mr. Carson’s SERP terminated and he is not entitled to receive any payments under the agreement. The SERP for Messrs. James B. Hayhurst, Jr. and Steven E. Wilson ensures that each of these participating executive officers, when retiring at age 65 or later, receives a level of retirement benefits, without regard to years of service, equal to 70% of the executive officer’s total base salary projected to be in effect at age 65 and is updated each January 1 by United. At the time one of these participating executive officers retires, the benefit the participant is entitled to through the SERP is calculated, and then funds from the following sources are deducted to determine the amount, if any, of the payment due under the SERP (i) the benefit under the Pension Plan; (ii) Social Security benefits payable; and (iii) any benefits under United’s Savings and Stock Investment Plan. The table on page 22 may be used to estimate Messrs. Hayhurst’s and Wilson’s annual supplemental retirement benefit. The annual benefit will be paid monthly for a period of fifteen years. The executive may retire early at the age specified in the SERP and receive a benefit equal to 60% of the executives final pay based on the same provisions set forth above. The SERP for Mr. James J. Consagra, Jr. ensures that he will receive, at the age set forth in the SERP, an annual benefit equal to $100,000, paid in monthly installments for a period of 15 years. If Mr. Consagra retires or leaves employment early,the executive will receive an accrual benefit set forth in a Schedule to the SERP, subject to a ten (10) year vesting schedule. This early termination benefit will be paid monthly for a period of fifteen (15) years.
PROPOSAL 2: APPROVAL OF THE 2006 STOCK OPTION PLAN
     At its March 20, 2006 regular meeting, the Board of Directors of United approved the adoption of the 2006 Stock Option Plan (“2006 Plan”) and directed that the 2006 Plan be submitted to shareholders for approval. This section of the proxy materials contains a summary of key terms of the 2006 Plan. The complete 2006 Plan is attached hereto as Exhibit B to these proxy materials and shareholders should review the complete text. The following description is qualified in its entirety by reference to the applicable provisions of the 2006 Plan document.
Purpose of the 2006 Plan
     The 2006 Plan is designed to advance the interests of United by assisting in attracting and retaining qualified employees and providing them with increased motivation to exert their best efforts on behalf of the Company.
Eligibility
     At present, no specific grants are planned under the 2006 Plan. All grants are expected to be made on a discretionary basis, rather than pursuant to a formula. Accordingly, the amounts of any awards under the 2006 Plan to any specific person or group are not determinable at this time. Any officer and key employee of United and its subsidiaries will be eligible to receive grants under the 2006 Plan as designated by the Compensation Committee. As of March 27, 2006, the estimated number of potentially eligible recipients was approximately 250.
Administration
     The 2006 Plan will be administered by the Compensation Committee of the Board of Directors (“Committee”) of United. The Committee will have full power to construe and interpret the 2006 Plan and promulgate such regulations with respect to the 2006 Plan as it may deem desirable in accordance with applicable law. The terms and conditions of each option may vary from eligible employee to eligible employee.
Awards
     Options to purchase United’s stock may be awarded under the 2006 Plan. Such options will be non-statutory stock options (NSOs), i.e. options that do not qualify as incentive stock options under Section 422 of the Internal Revenue Code. See, discussion under Section entitled “Tax Consequences” on page 26 of these proxy materials.
Purchase Price
     The purchase price of all stock subject to option must not be less than 100% of the fair market value of United stock on the date the option is granted. Fair market value is defined as the opening bid price on the day the Compensation Committee approves the option award or, at the Compensation Committee’s discretion may be based on alternatives as determined in accordance with Section 409A of the Internal Revenue Code. As of March 27, 2006, the market value of United’s common stock, as quoted on the National Association of Securities Dealers Quotation System (“NASDAQ”) under the quotation symbol “UBSI”, was $37.81 per common share.

Term of Option
     No option shall be granted for a term of more than ten (10) years from the date the option is granted.
Vesting and Change in Control
     Subject to certain change in control provisions, recipients of options will be fully vested in and permitted to exercise options granted under the 2006 Plan three years from the grant date. Notwithstanding the vesting period, in the event of a change in control, the recipient may exercise all options previously granted beginning on the date of the execution of a binding contract which would result in a change in control, and ending on the effective date of the change in control, at which later time all unexercised options in effect at such time will terminate. Change in control is defined in the 2006 Plan. See Exhibit B.
Exercise of Options
     Each option granted will be exercisable in accordance with its terms, provided that no option will be exercisable more than ten years after the date it is granted.
     An exercise of an option shall be made in written notice to United of the election and of the number of shares to be purchased. Such notice shall be accompanied by full payment for shares acquired at the time that an option, or any part thereof, is exercised. Full payment for shares acquired shall be made in cash or such other form as determined by the Compensation Committee at the time an option, or any part thereof, is exercised. The rights of a recordholder of stock with respect to such shares will not accrue until a certificate for the shares is issued.
Order of Exercise
     Any vested option granted pursuant to the 2006 Plan may be exercised in any order, at the discretion of the optionee.
Employment Status of Optionee
     Except for disability and death, each vested option, to the extent it shall not have been exercised, shall terminate three (3) months after the termination of employment of the optionee. In the event termination of employment is the result of permanent and total disability, each vested option shall terminate one (1) year after the termination of employment of the optionee. This limitation is waived entirely for exercises by estates or by persons receiving vested options because of the death of the optionee. However, nothing shall operate to extend the term of the option beyond the term stated in the agreement granting the option. Any option that is not vested at the time of an optionee’s termination or death will expire commensurate with such termination of employment or death as applicable.
Nonassignable and Nontransferable Options
     Each option, and all rights thereunder, shall be nonassignable and nontransferable other than by will or the laws of descent and distribution. With the exception for disability, during an optionee’s lifetime, an option may only be exercised by the optionee. If an optionee suffers total and permanent disability, an option may be exercised by the optionee, if capable, or by the optionee’s committee, guardian, attorney-at-law or other authorized person or entity. After the death of an optionee, an option may be exercised by his or her personal representative, devisee or heir, as the case may be.

Effective Date and Duration of the 2006 Plan
     The 2006 Plan will become effective upon approval of shareholders owning a majority of the total votes cast at the meeting. The 2006 Plan will terminate five (5) years from its effective date, but the termination shall not affect option rights granted before the date of termination.
Allocation of Shares
     A total of 1,500,000 shares of United’s authorized but unissued common stock, $2.50 par value, will be allocated for the 2006 Plan. If an option under the 2006 Plan expires or terminates unexercised as to any shares covered thereby, such shares may be thereafter available for granting of options under the 2006 Plan. The number, kind, or class (or any combination thereof) of shares of stock under the 2006 Plan; the grant limitations under Section 4 of the 2006 Plan; the number, kind or class (or any combination thereof) of shares subject to the 2006 Plan of shares of stock subject to options; and the exercise price of the options must be adjusted by the Compensation Committee in an equitable manner to reflect any change in the capitalization of the Company including but not limited to stock dividends or stock splits.
     Each Plan year, 400,000 options will be considered for award to eligible employees; however, not all of the 400,000 options are required to be awarded in that year. Any ungranted options from the prior year(s) will be added to the current year’s available options for the Committee’s consideration for the granting of options. The total number of options that may be granted in any one year, with the exception of the first year in which 400,000 will be considered for award, is the current year’s allocation plus the cumulative total of all ungranted and forfeited options of all prior years under the 2006 Plan. No employee may be granted in any calendar year options which total more than 60,000 shares.
Amendment and Discontinuance
     Subject to applicable law and the listing standards or requirements of any exchange on which United Stock is traded, the Board of Directors may at any time amend or discontinue the 2006 Plan. The Board of Directors may not, without the approval of the shareholders, amend the 2006 Plan to increase the maximum number of shares as to which options may be granted under the 2006 Plan, change the class of eligible employees, reduce the exercise price of outstanding options (except with respect to certain changes in capital structure as provided in Section 13 of the 2006 Plan), or lower the exercise price at which future options may be granted below the fair market value of the stock on the date the option is granted. Amendments may not alter the outstanding options without the consent of the optionee.
Tax Consequences
     The following discussion outlines generally the federal income tax consequences of participation in the 2006 Plan. Individual circumstances may vary and each recipient should rely on his or her own tax counsel for advice regarding federal income tax treatment under the 2006 Plan. Furthermore, any tax advice contained in this discussion is not intended to be used, and cannot be used, to avoid penalties under the Internal Revenue Code.
     All options granted under the 2006 Plan will be non-statutory stock options (NSOs), i.e. options that do not qualify as incentive stock options under Section 422 of the Internal Revenue Code. A recipient will not recognize income upon a grant of an option or at any time prior to the exercise of the option or portion thereof. An individual who exercises a non-statutory stock option (NSO) will recognize compensation taxable as ordinary income in the year the option is exercised in an amount equal to the excess of the fair market value of the shares purchased on the exercise date over the purchase price. United is entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee. The excess of the proceeds from any subsequent sale of the shares purchased over the fair market value on the date of exercise is taxed as long-term capital gain if the shares are held more than one year and as short-term capital gain if held one year or less.
Vote Required
     The affirmative vote of a majority of votes cast on this proposal is required for the approval of this proposal. In determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote.
     United believes that its compensation plans have made a significant contribution to the success of the Company in attracting and retaining key employees. It is the intention of the persons named in the accompanying proxy, unless the proxy specifies otherwise, to vote “FOR” the 2006 Stock Option Plan.
Accordingly, the Board of Directors recommends that the shareholders vote “FOR” approval of the
2006 Stock Option Plan.
PROPOSAL 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     Subject to ratification by United’s shareholders, United’s Audit Committee has selected Ernst & Young LLP (“Ernst & Young”), Charleston, West Virginia as the independent registered public accounting firm for United to audit the consolidated financial statements of United and its subsidiaries for the fiscal year ending December 31, 2006. Ernst & Young has audited the financial statements of United and its subsidiaries since 1986.
     Representatives of Ernst & Young will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. Such representatives of the firm will be available to respond to appropriate shareholder inquiries at the Annual Meeting.
     The affirmative vote of a majority of votes cast on this proposal is required for the approval of this proposal. In determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote.
     Shareholder ratification of the selection of Ernst &Young as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will terminate Ernst & Young as the Company’s independent registered public accounting firm and direct the appointment of a different firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.
The Audit Committee and the Board of Directors recommends a vote “FOR” the ratification of Ernst &
Young as the independent registered accounting firm for United.

     AUDIT COMMITTEE AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Audit Committee Report
     The United Bankshares, Inc. Audit Committee reviews United’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal control. United’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States and on the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the 2005 audited financial statements. This discussion included the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
     The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as Amended by Statement on Auditing Standards, No. 90, Communications with Audit Committees. In addition, the Audit Committee received from the independent registered public accounting firm the written disclosures and the letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. And, the Audit Committee determined that the nonaudit services provided to the Company by the independent registered public accounting firm are compatible with the auditors’ independence.
     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements and management’s report on the effectiveness of internal control over financial reporting be included in United’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.
     No member of the Audit Committee is a former or current officer or employee of United.
AUDIT COMMITTEE

Robert G. Astorg, Chairman	P. Clinton Winter, Jr.
Mary K. Weddle	Russell L. Isaacs
Audit Committee Financial Expert
     The Board of Directors has determined that all audit committee members are financially literate under the NASDAQ listing standards. The Board also determined that Robert G. Astorg, Russell L. Isaacs, and Mary K. Weddle each qualify as an “audit committee financial expert” as defined by the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002. All of the members of the Audit Committee are independent under the NASDAQ listing standards.
Pre-Approval Policies and Procedures
     The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services provided that the Chair reports any decisions to the

Committee at its next scheduled meeting. During 2005 and 2004, all fees paid to Ernst & Young LLP were approved by the Audit Committee.
Independent Registered Public Accounting Firm Fees Information
Audit Fees. Fees for audit services were $614,925 in 2005 and $615,245 in 2004, including fees associated with the annual audit, the reviews of United’s quarterly reports on Form 10-Q and annual report on Form 10-K, and required statutory audits as well as the audit of management’s assertion on the effectiveness of internal control over financial reporting.
Audit-Related Fees. Fees for audit-related services were $106,130 in 2005 and $122,655 in 2004. Audit-related services principally include audits of certain subsidiaries, employee benefit plans, common trust funds, and other attest services not classified as audit.
Tax Fees. Fees for tax services, including tax compliance, tax advice and tax planning were $149,782 in 2005 and $339,845 in 2004.
REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS,
NOMINATIONS OF DIRECTORS, AND OTHER BUSINESS OF SHAREHOLDERS
Nomination of Directors
     Nominations may be made only if such nominations are made in accordance with the procedures set forth in Article II, Section 5 of the Restated Bylaws of United, which section, in full, is set forth below:
Section 5. Nomination of directors. Directors shall be nominated by the Board prior to the giving of notice of any meeting of shareholders wherein directors are to be elected. Additional nominations of directors may be made by any shareholder; provided that such nomination or nominations must be made in writing, signed by the shareholder and received by the Chairman or President no later than ten (10) days from the date the notice of the meeting of shareholders was mailed; however, in the event that notice is mailed less than thirteen (13) days prior to the meeting, such nomination or nominations must be received no later than three (3) days prior to any meeting of the shareholders wherein directors are to be elected.
Stock Transfers
     United Bankshares, Inc. common stock is listed on NASDAQ, National Association of Securities Dealers Quotation System, Stock Market System. The quotation symbol is “UBSI”.
Shareholder Proposals for 2007 Annual Meeting
     Presently, the next annual meeting of United shareholders is scheduled for May 21, 2007. Any shareholder proposals to be presented at that 2007 Annual Meeting must be received at the principal office of United no later than December 8, 2006. If the scheduled date for the 2007 Annual Meeting is changed by more than thirty (30) days, shareholders will be informed of the new meeting date and the revised date by which shareholder proposals must be received.

Shareholder Account Maintenance
     Mellon Investor Services LLC acts as our Transfer Agent. All communications concerning accounts of shareholders of record, including address changes, name changes, inquiries as to requirements to transfer common shares and similar issues can be handled by contacting the Shareholder Relations Department, (304) 424-8800, or by writing to us at the corporate offices located at United Square, Fifth and Avery Streets, Parkersburg, West Virginia 26101.
Shareholder Communications
     Shareholders of United may communicate with the Board of Directors, including non-management Directors, by sending a letter to UBSI Board of Directors, c/o Steven Wilson, Corporate Secretary, 514 Market Street, Parkersburg, WV 26101. Communications sent by qualified shareholders for proper, non-commercial purposes will be transmitted to the Board of Directors or appropriate committee as soon as practicable.
FORM 10-K
     The Company will furnish without charge to each person whose proxy is being solicited, upon the request of any such person, a copy of the Company’s annual report on Form 10-K for 2005. Requests for copies of such report should be directed to Shareholder Relations, United Bankshares, Inc., P. O. Box 1508, Parkersburg, West Virginia 26102.
     Whether or not you plan to attend the Meeting, please mark, sign, date and promptly return the enclosed proxy in the enclosed envelope. No postage is required for mailing in the United States.

By Order of the Board of Directors

Richard M. Adams Chairman of the Board and Chief Executive Officer

April 7, 2006

EXHIBIT A
UNITED BANKSHARES, INC.
AUDIT COMMITTEE CHARTER
Purpose
The Audit Committee is appointed by the Board to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. In that regard, the Audit Committee assists the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.
The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.
Committee Membership
The Audit Committee shall consist of no fewer than four members. Each member of the Audit Committee shall meet the independence and experience requirements of the NASDAQ Stock Market, Inc. Marketplace Rules and the Securities Exchange Act of 1934 (the “Exchange Act”). All members of the Audit Committee shall be able to read and understand fundamental financial statements. No member of the Audit Committee shall have participated in the preparation of the financial statements of the Company in the past three years. At least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the Commission. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies.
The members of the Audit Committee shall be appointed by the Board on the recommendation of the Governance & Nominating Committee. Audit Committee members may be replaced by the Board.
Meetings
The Audit Committee shall meet as often as it determines necessary, but not less frequently than quarterly. The Audit Committee shall meet periodically in separate executive sessions with Management, the internal auditors and the independent auditor, and have such other direct and independent interaction with such persons from time to time as the members of the Audit Committee deem appropriate. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.
Committee Authority and Responsibilities
The Audit Committee shall have the sole authority to appoint, determine funding for, and oversee the outside auditors (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

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The Audit Committee shall approve, as necessary, the Company’s required filings with the Commission. The Audit Committee may delegate authority to a member to grant approvals of required filings, provided the filings and associated approvals are presented to the full Audit Committee for approval at its next scheduled meeting.
The Audit Committee shall pre-approve all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor. The Audit Committee may delegate authority to a member to grant pre-approvals of audit and permitted non-audit services, provided that decisions of that member to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.
The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to engage and determine funding for independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest serves for the Company and to any advisors employed by the Audit Committee, as well as funding for the payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out it duties.
The Audit Committee shall make regular reports to the Board. The Audit committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.
The Audit Committee, to the extent it deems necessary or appropriate, shall:
Financial Statement and Disclosure Matters
❑	Review and discuss with Management and the independent auditor the annual audited financial statement, including disclosures made in Management’s Discussion and Analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

❑	Review and discuss with Management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

❑	Discuss with Management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statement, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

❑	Review and discuss with Management and the independent auditor any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

❑	Review and discuss with Management (including the Corporate Auditor) and the independent auditor the Company’s internal controls report and the independent auditor’s attestation of the report prior to the filing of the Company’s Form 10-K.

❑	Review and discuss quarterly reports from the independent auditors on:
❑	all critical accounting policies and practices to be used;

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❑	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with Management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

❑	other material written communications between the independent auditor and Management, such as any management letter or schedule of unadjusted differences.
❑	Discuss with Management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

❑	Discuss with Management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

❑	Discuss with Management the Company’s major financial risk exposures and the steps Management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

❑	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with Management.

❑	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving Management or other employees who have a significant role in the Company’s internal controls.

❑	Ensure that a public announcement of the Company’s receipt of an audit opinion that contains a going concern qualification is made promptly.
Oversight of the Company’s Relationship with the Independent Auditor
❑	Review and evaluate the lead partner of the independent auditor team.

❑	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of Management and Internal Auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

❑	Obtain from the independent auditor a formal written statement delineating all relationships between the independent auditor and the Company. It is the responsibility of the Audit Committee to actively engage in

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a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for purposes of taking, or recommending that the full Board take, appropriate action to oversee the independence of the outside auditor.

❑	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

❑	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor.

❑	Discuss with the independent auditor material issues on which the national office of the independent auditor was consulted by the Company’s audit team.

❑	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.
Oversight of the Company’s Internal Audit Function
❑	Review the appointment and replacement of the Corporate Auditor.

❑	Review the significant reports to Management prepared by the Internal Audit Department and Management’s responses.

❑	Discuss with the independent auditor and Management the Internal Audit Department responsibilities, budget and staffing and any recommended changes in the planned scope of Internal Audit.
Compliance Oversight Responsibilities
❑	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

❑	Obtain reports from Management, the Corporate Auditor and the independent auditor that the Company and its affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Ethics. Review reports and disclosures of insider and affiliated party transaction. Advise the Board with respect to the Company’s polices and procedures regarding compliance with applicable laws and regulations and with Company’s Code of Ethics.

❑	Approve all related party transactions.

❑	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

❑	Discuss with Management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

❑	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies and internal controls.

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Limitation of Audit Committee’s Role
While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of Management and the independent auditor.

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EXHIBIT B
UNITED BANKSHARES, INC.
2006 STOCK OPTION PLAN
1.	Purposes of the Plan.
          The Plan is designed to advance the interests of United Bankshares, Inc. (“United”) by assisting in attracting and retaining qualified employees and providing them with increased motivation to exert their best efforts on behalf of the Company.
2.	Administration.
          The Plan shall be administered by the Compensation Committee of the Board of Directors (“Committee”) of the Company. The Committee shall consist of not less than two directors, appointed by the Board of Directors. To the extent required to comply with Rule 16b-3 under the Exchange Act, each member of the Committee shall qualify as a Non-employee Director (within the meaning of said section). To the extent required to comply with Code Section 162(m), each member of the Committee also shall be an Outside Director (within the meaning of said section).
          The Committee may select any officer or key employee of the Company or of its subsidiaries (eligible employee) to participate in the Plan and may from time to time grant options to purchase the shares of stock described hereafter in accordance with the terms of this plan.
          The Committee shall have full power to construe and interpret the Plan and promulgate such regulations with respect to the Plan as it may deem desirable in accordance with applicable law. The terms and conditions of each option may vary from eligible employee to eligible employee.
3.	Awards.
          Options to purchase United’s stock may be awarded under the Plan. Such options shall be non-statutory stock options (NSOs) i.e., options that do not qualify as ISOs.
4.	Stock Subject to Option.
          There shall be allocated to the Plan 1,500,000 authorized and unissued shares of common capital stock of the Company. If an option granted under the Plan expires or terminates unexercised as to any shares covered thereby, such shares may thereafter be available for the granting of options under the Plan.
          The Committee will consider for award up to 400,000 shares of Common Capital Stock in any plan year. Any ungranted options from the prior year(s) will be added to the current year’s available options for the Committee’s consideration for the granting of options. The total number of options that may be granted in any one year, with the exception of the first year in which 400,000 shares will be considered for award, is the current year’s allocation plus the cumulative total of all ungranted options of

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all prior years under the 2006 Plan. An employee may not be granted in any calendar year options which in the aggregate relate to more than 60,000 shares of stock.
          The Company, during the term of the options granted pursuant to this Plan, will at all times reserve and keep available, and will seek to obtain from any regulatory body having jurisdiction, to the extent required, any authority in order to issue and sell the number of shares of its Common Stock sufficient to satisfy the requirements of such options. If in the opinion of its counsel the issue or sale of any shares of its stock pursuant to this Plan will not be lawful for any reason, including the inability of the Company to obtain from any regulatory body having jurisdiction authority deemed by such counsel to be necessary to such issuance or sale, the Company shall not be obligated to issue or sell any such shares.
5.	Terms and Conditions of Options.
          All options granted under this Plan shall be evidenced by an option agreement that specifies the option exercise price, the duration of the option, the number of shares to which the option pertains, and such other provisions as the Committee, in its discretion, may from time to time determine, provided, however, that all options granted shall be subject to the following provisions:
          (a) Option Price: The option price per share with respect to each option shall be not less than 100% of the fair market value of the stock on the date the option is granted. Fair market value shall be defined as the opening bid price on the day the Committee approves the option award or at the Committee’s discretion based on alternatives as determined in accordance with IRC Section 409A.
          (b) Vesting: Subject to the acceleration of vesting provisions of Section 5(c), following, an employee shall be permitted to exercise options granted hereunder in accordance with the following vesting schedule:

Years from
Grant of Option	Percentage Vested
1	0%
2	0%
3	100%
          In order for options to vest, an optionee must be an employee on the date the options are scheduled to vest (as outlined in the preceding schedule) or in the case of a change in control, the optionee must be an employee on the date the change in control is deemed to have occurred in order to have the vesting of outstanding options accelerated.
          (c) Change in Control: Notwithstanding the vesting schedule of Section 5(b), above, in the event of a “change in control” as hereafter defined, an employee shall be permitted to exercise all of the options granted beginning on the date of the execution of a binding contract which would result in a “change in control”, whether or not the contract is performed, and ending on the effective date of the “change in control”, at which latter time all unexercised options in effect at such time shall terminate. The surviving or resulting corporation or other entity, in its absolute discretion, may grant options to purchase its shares upon such terms and conditions as it desires.

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          For the purpose of this Plan, a “change in control” shall be deemed to have occurred: (i) if any “person” (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) or group of persons, together with its affiliates excluding employee benefit plans of United or its subsidiaries, shall become the beneficial owner (as such term is used in the Exchange Act), directly or indirectly of common stock of United representing twenty percent (20%) or more of the combined voting power of United’s then outstanding securities eligible to be voted in an election of directors, unless two-thirds of the Board, as constituted immediately prior to the date of the change in control, decide in their discretion that no change in control has occurred: (ii) if at any time individuals who at the date of this Agreement constitute at least a majority of the Board of Directors cease for any reason other than death or voluntary resignation (being a resignation not requested by any other person or persons, including without limitation, the retirement of a director at the end of his or her term) to constitute at least a majority thereof; (iii) if there is a change in control of a nature that, in the opinion of counsel for United, would be required to be reported in response to Item 6(e) of Schedule 14A under the Exchange Act, unless two-thirds of the Board, as constituted immediately prior to the date of the change in control, decide in their discretion that no change in control has occurred; (iv) the shareholders of United approve a plan of complete liquidation or winding-up of United; or (v) any event which United’s Board of Directors determine constitutes a “change in control.”
          (d) Exercise of Options: An exercise of an option shall be made in a written notice to the Company of the election and of the number of shares to be purchased. Full payment for shares acquired shall be made in cash or such other form as determined by the Committee at the time that an option, or any part thereof, is exercised. The rights of a record holder of stock with respect to such shares will not accrue until a certificate for the shares is issued.
          (e) Term of Option: No option shall be granted for a term of more than ten (10) years from the date the option is granted.
          (f) Employment Status of Optionee: Except as hereinafter provided with respect to disability and death and subject to the termination of option provisions in Section 5(e), each vested option, to the extent it shall not have been exercised, shall terminate upon three (3) months after the termination of employment of the optionee. Subject to the termination of option provisions in Section 5(e), in the event termination of employment is the result of the optionee’s permanent and total disability, as defined in Section 22(e)(3) of the Internal Revenue Code, or successor section, each vested option, to the extent it shall not have been exercised, shall terminate one (1) year after the termination of employment of the optionee. The three (3) month and one (1) year limitations on the exercise of vested options are waived entirely for exercises by estates or by persons receiving vested options because of the death of the optionee. Provided, however, that nothing in this paragraph shall operate to extend the term of the option beyond the term stated in the agreement granting the option. Any option that is not vested at the time of an optionee’s termination or death will expire commensurate with such termination of employment or death, as applicable.
          (g) Options Nonassignable and Nontransferable: Each option, and all rights thereunder, shall be nonassignable and nontransferable other than by will or the laws of descent and distribution. With the exception hereafter noted for disability, during an optionee’s lifetime, a vested option may only be exercised by the optionee. If an optionee suffers total and permanent disability, a vested option may be exercised by the optionee, if capable, or by the optionee’s committee, guardian, attorney-in-fact or other
3

authorized person or entity. After the death of an optionee, a vested option may be exercised by his or her personal representative, devisee or heir, as the case may be.
          (h) Order of Exercise: Any vested option granted pursuant to this Plan may be exercised in any order, at the discretion of the optionee.
6.	Rights of Shareholders.
          No optionee shall have rights as a shareholder as to shares covered by an option until the date a stock certificate is issued to such individual for the shares.
7.	Rights of Participants.
          This Plan will not confer upon any participant any right with respect to continuance of employment or other service with United or any subsidiary, nor will it interfere in any way with any right United or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.
8.	Effective Date of Plan.
          The Plan shall become effective upon approval by shareholders owning a majority of the total votes cast at the meeting held to consider the Plan.
9.	Amendment of Plan.
          Subject to applicable law and the listing standards or requirements of any exchange on which United stock is traded, the Board of Directors may at any time terminate or from time to time amend the Plan and the terms and conditions of any options not theretofore issued; and may, with the consent of the affected holder of an option, withdraw or from time to time amend the Plan and the terms and conditions of any options which theretofore have been granted.
          However, the Board of Directors may not, without the approval of the shareholders, amend or alter the Plan to increase the maximum number of shares as to which options may be granted under the Plan, or change the class of eligible employees, or reduce the exercise price of outstanding options, or lower the exercise price at which future options may be granted (i.e., options may not be awarded with a below-market exercise price).
10.	Termination of Plan.
          The Plan shall terminate five (5) years from its effective date, or if earlier, five (5) years from the date of its adoption, but the termination shall not affect option rights granted before the date of termination.
11.	Withholding.
          United and any of its subsidiaries shall have the power and the right to deduct or withhold, or require a participant to remit to the Company or any of its subsidiaries, an amount sufficient to satisfy
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federal (including FICA), state, and local taxes required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan.
12.	Compliance.
          Options awarded under the Plan are intended to be exempt from IRC Section 409A and the Plan will be construed and interpreted consistent with that intention.
13.	Changes in Capital Structure.
          The number, kind, or class (or any combination thereof) of shares of stock reserved under Section 4 of the Plan; the grant limitations also defined in Section 4 of the Plan; the number, kind, or class (or any combination thereof) of shares of stock subject to options; and the exercise price of the options shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits.
14.	Construction.
          If any provision of the Plan or any Option Agreement is held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if the illegal or invalid provisions had never been inserted. For all purposes of the Plan, where the context permits, the singular shall include the plural, and the plural shall include the singular. All decisions of the Committee upon questions regarding the Plan or any Option Agreement shall be conclusive and binding on all persons. Unless otherwise expressly stated herein, in the event of any inconsistency between the terms of the Plan and any Option Agreement, the terms of the Plan shall control. The headings of the paragraphs of this Plan have been included for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms of provisions hereof.
15.	Governing Law.
          This Plan and any Option Agreement issued pursuant to this Plan shall be governed by, and construed in accordance with, the laws of the State of West Virginia.

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The Board of Directors recommends a vote FOR the following fifteen nominees:	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1. Election of Directors.		01. Richard M. Adams	06. Theodore J. Georgelas	11. G. Ogden Nutting
Choose MLinkSM for Fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

		02. Robert G. Astorg	07. F. T. Graff, Jr.	12. William C. Pitt, III
FOR all nominees listed (except as marked to the contrary) ☐	WITHHOLD AUTHORITY to vote for all nominees listed ☐	03. Thomas J. Blair, III	08. Russell L. Isaacs	13. I. N. Smith, Jr.
		04. W. Gaston Caperton, III	09. John M. McMahon	14. Mary K. Weddle
		05. Lawrence K. Doll	10. J. Paul McNamara	15. P. Clinton Winter, Jr.

If you wish to withhold your vote for any of the above nominees, so indicate by striking the name of the nominee.

		FOR	AGAINST`	ABSTAIN			FOR	AGAINST	ABSTAIN
2.	Approval of Stock Option Plan	☐	☐	☐	4.	To transact other business that may properly come before the meeting.	☐	☐	☐
3.	Ratification of the appointment of Ernst & Young LLP as the Company auditors for the Fiscal Year 2006.	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

Dated:	,	2006

(Signature or Signatures)

“PLEASE MARK INSIDE BOXES SO THAT DATA PROCESSING EQUIPMENT WILL RECORD YOUR VOTES”	PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

▲   FOLD AND DETACH HERE    ▲
Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/ubsi Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.		1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.		Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
	OR		OR

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.
You can view the Annual Report and Proxy Statement
on the Internet at www.ubsi-wv.com.

UNITED BANKSHARES, INC.
PROXY FOR 2006 ANNUAL SHAREHOLDERS’ MEETING

Know all men by these presents that the undersigned shareholder(s) of United Bankshares, Inc., Charleston, West Virginia does hereby nominate, constitute and appoint James J. Consagra, Jr. and Steven E. Wilson or either one of them, with full power to act alone as the true and lawful attorneys for the undersigned with full power of substitution for and in the name, place and stead of the undersigned to vote all the common stock of United Bankshares, Inc., standing in the undersigned’s name on its books on March 27, 2006, at the 2006 Annual Meeting of Shareholders to be held at The Blennerhassett Hotel, 320 Market Street, Parkersburg, West Virginia, on May 15, 2006 at 4:00 p.m., local time or any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

The undersigned acknowledges receipt of the Notice and Proxy Statement dated April 7, 2006, and hereby revokes all proxies previously given by the undersigned for said meeting.

This proxy confers authority to vote “FOR” the propositions listed below unless otherwise indicated. The Board of Directors recommends a vote “FOR” the proposals below. If any matter shall properly come before the meeting, or any adjournments thereof, this proxy will be voted on such matters in accordance with the judgment of the above proxies, based upon the conditions then prevailing and any recommendation of the Board of Directors.

Unless a different allocation is indicated, the proxies will vote your total cumulative vote ratably for the directors for whom you are voting unless directed otherwise by the Board of Directors of United Bankshares, Inc.

This proxy is solicited on behalf of the Board of Directors of United Bankshares, Inc. and may be revoked prior to its exercise.

Continued, and to be marked, dated and signed, on the other side. All joint owners must sign.

When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign.

Address Change/Comments(Mark the corresponding box on the reverse side)

▲   FOLD AND DETACH HERE   ▲
Annual Meeting of
United Bankshares, Inc.
Monday, May 15, 2006 at 4:00 p.m.
The Blennerhassett Hotel
320 Market Street
Parkersburg, WV
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